Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (this "Agreement") is dated as of December 8, 1998 and is by and between TOWER REALTY TRUST, INC., a Maryland corporation ("Tower"), and METROPOLITAN PARTNERS LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

         A. In connection with the Merger (as defined herein), Tower wishes to sell to Buyer and Buyer wishes to purchase from Tower 2,169,197 shares of Series A Preferred Stock (as defined herein) at the price of $18.44 per share, on the terms and subject to the conditions set forth herein.

         B. In consideration of the mutual promises set forth herein, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         When used herein, the following terms shall have the following meanings:

         1.1. "Buyer Disclosure Schedule" shall have the meaning assigned to such term in Section 4.2(c) hereof.

         1.2.  "Closing" shall have the meaning assigned to such term in Section
2.2 hereof.

         1.3. "Common Stock" shall mean the common stock of Tower, par value $.01 per share.

         1.4. "Conversion Shares" shall mean (i) the shares of Common Stock issuable upon the conversion of the Shares and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         1.5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.6. "Governmental Entity" shall mean any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign.

         1.7. "Liens" shall mean with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         1.8. "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Tower and its Subsidiaries, or Buyer and its Subsidiaries, as the case may be, in each case taken as a whole, that is not a result of a decline or deterioration in the economy in general or the real estate markets in which such entities operate.

         1.9. "Merger" shall mean the merger of Tower with and into Buyer (with Buyer being the surviving entity) pursuant to the Merger Agreement.

         1.10. "Merger Agreement" shall mean the merger agreement of even date herewith between Tower, Buyer and Reckson.

         1.11.  "MGCL" shall mean the Maryland General Corporation Law.

         1.12. "New York Courts" shall have the meaning assigned to such term in
Section 6.7 hereof.

         1.13. "Person" shall mean any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

         1.14. "Reckson" shall mean Reckson Associates Realty Corp., a Maryland corporation.

         1.15. "Registration Rights Agreement" shall mean the Registration Rights Agreement of even date herewith between Tower and Buyer.

         1.16. "Releases" shall mean the releases executed on the date hereof by Tower, Reckson and Crescent Real Estate Equities Company, a Texas real estate investment trust.

         1.17. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.18. "Series A Preferred Stock" shall mean the Series A Preferred Stock of Tower having the preferences, limitations and relative rights as set forth in the Supplementary Articles of Incorporation.

         1.19. "Shares" shall mean the shares of Series A Preferred Stock to be issued by Tower to Buyer pursuant to this Agreement.

         1.20. "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which such Person owns, directly or indirectly, more than 50% of the outstanding voting stock or other equity interests.

         1.21.  "Supplementary   Articles  of   Incorporation"  shall  mean  the
Supplementary Articles of Incorporation of Tower in the form attached hereto as Exhibit A, as amended from time to time.

         1.22. "Tower Disclosure Schedule" shall have the meaning assigned to such term in Section 4.1(b)(i) hereof.

         1.23. "Tower Permitted Liens" shall mean (i) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Liens arising or incurred in the ordinary course of business for sums not yet due and payable and such Liens as are being contested by Tower in good faith, (ii) Liens arising or resulting from any action taken by Buyer or any of its affiliates,
(iii) matters that would be disclosed by an accurate survey or inspection of the Company Real Property (as such term is defined in the Merger Agreement), (iv) Liens for current taxes not yet due or payable, (v) any covenants, conditions, restrictions, reservations, rights, Liens, easements, encumbrances, encroachments and other matters affecting title which are shown as exceptions on Tower's title insurance polices and/or title commitments or reports which have been made available to Buyer or any of its affiliates, (vi) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which do not individually or in the aggregate materially adversely affect the value or use of any of the Company Real Property as it is presently used, (vii) Company Space Leases (as defined in the Merger Agreement) and (viii) matters set forth in
Schedule 3.3(c) of the Company Disclosure Schedule (as defined in the Merger Agreement) and/or permitted pursuant to Sections 5.1(n), 5.1(r), 5.1(s) or 5.4 of the Merger Agreement.

         1.24. "Transaction Agreements" shall mean this Agreement, the Merger Agreement, the Registration Rights Agreement and the Releases.

                                   ARTICLE II
                                 STOCK PURCHASE

         2.1.  Purchase and Sale. Subject to the terms and conditions hereof and
               -----------------
on the basis of the representations and warranties hereinafter set forth, at the Closing, Tower shall issue and sell to Buyer, and Buyer shall purchase from Tower, 2,169,197 shares of Series A Preferred Stock at the price of $18.44 per share, equal to an aggregate purchase price of $40,000,000.

         2.2.  Closing.
               -------

                  (a) The closing of the purchase and sale transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, simultaneously with the execution and delivery of this Agreement or as soon thereafter as all of the conditions set forth in Section 2.3 hereof are waived by Buyer or completed.

                  (b) At the Closing, Tower shall deliver to Buyer a duly executed stock certificate in the name of Buyer evidencing the Shares to be purchased and Buyer shall deliver the purchase price therefor, which shall be paid by wire transfer to an account designated by Tower prior to the Closing.

                  (c)  At  the  Closing,   Buyer  shall  deliver  to  Tower  the
  Representation Letter (as defined in Section 4.1(f) hereof).

         2.3.  Actions at the Closing.  At the Closing,  the  following  actions
               ----------------------
shall occur:

                  (a) Each of the other Transaction Agreements shall be duly executed and delivered by the parties thereto and shall be in full force and effect.

                  (b) The Supplementary Articles of Incorporation shall be duly and validly filed with the Secretary of State of the Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect.

                                   ARTICLE III
                                    COVENANTS

         3.1.  Use of Proceeds.  Tower shall use the proceeds of the sale of the
               ---------------
Shares pursuant to this Agreement to make a principal payment of $20,000,000 in respect of the Loan Agreement dated as of December 31, 1997 between Credit Suisse First Boston Mortgage Capital LLC and 810 7th Avenue, L.P. promptly after the Closing; Tower shall use the balance of the proceeds only for general corporate purposes and in compliance with Section 5.1 of the Merger Agreement until the earlier of the consummation of the Merger and the termination of the Merger Agreement.

         3.2.  Publicity.  None of  Tower,  Buyer  nor any of  their  respective
               ---------
affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation with the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange.

         3.3.  Transfer.
               --------

                  (a)  Prior to Termination  of Merger  Agreement.  Buyer agrees
                       ------------------------------------------
that prior to the termination of the Merger Agreement for any reason, neither Buyer nor any of its affiliates may transfer the Shares to any Person that is not Buyer or any affiliate of Reckson who agrees to be bound by the terms and provisions of this Agreement.

                  (b)  After Termination of Merger Agreement.  Buyer agrees that
                       -------------------------------------
during the period commencing upon the termination of the Merger Agreement and ending on the fifth anniversary of the date hereof (the "restricted period") none of Buyer or any of its affiliates shall transfer the Shares or the Conversion Shares to any Person that is not Buyer or wholly owned subsidiary of Buyer. Notwithstanding the foregoing, during the restricted period Buyer and its wholly owned subsidiaries shall have the right to transfer (i) any or all Shares and Conversion Shares in privately negotiated transactions or, in registered offerings pursuant to the Registration Rights Agreement, to any Person specified in Rule 13d-1(b)(1)(ii) promulgated under the Exchange Act (as such rule was in effect immediately prior to its February 17, 1998 amendment) who would be eligible based on such Person's status and passive intent with respect to the ownership, holding and voting of such Shares or Conversion Shares to report such Person's ownership of such Shares or Conversion Shares (assuming such Person owned a sufficient number of such Shares or Conversion Shares to require such filing) on Schedule 13G, (ii) Shares and Conversion Shares that (treating all such Shares as converted into Conversion Shares) represent 5% or less of the issued and outstanding Common Stock, in privately negotiated transactions or, in registered offerings pursuant to the Registration Rights Agreement, to any Person who would not, after such transfer, beneficially own in excess of 9.9% of the issued and outstanding Common Stock (treating all Shares as converted into Conversion Shares), (iii) any or all Shares or Conversion Shares in transactions effected on the New York Stock Exchange (the "NYSE") and (iv) any or all Shares or Conversion Shares in Rule 144 transactions subject to the volume limitations of Rule 144(k).

         3.4.  Proxy/Acquisition Restrictions.
               ------------------------------

                  (a) During the restricted period, neither Buyer nor any of its affiliates (as such term is defined under the Exchange Act) will in any manner, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries; (B) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (C) any "solicitation" of "proxies" or become a "participant" in an "election contest" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (ii) form, join or in any way participate in a "group" (as defined under the Exchange Act) or call or seek to call a shareholders' meeting or propose or solicit shareholders for the approval of any shareholder proposal so long as such meeting or proposal relates to election of directors, control of the Company or an extraordinary transaction; or (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company.

                  (b) Until the earlier to occur of (i) the fifth anniversary of the date hereof and (ii) the date the aggregate ownership of Buyer and its affiliates of Conversion Shares (treating all Shares as the number of Conversion Shares into which they may be converted) is less than 2% of the outstanding Common Stock (treating all Shares as the number of Conversion Shares into which they may be converted), neither the Buyer nor any of its affiliates will in any manner, directly or indirectly effect or seek, offer or propose to effect, or cause or participate in any acquisition of any securities (or beneficial ownership interest) of the Company or any of its Subsidiaries.

                  (c) Notwithstanding anything to the contrary in Sections 3.3 and 3.4, nothing herein shall prevent or restrict Buyer or its affiliates from voting any capital stock of the Company, or tendering or surrendering shares of capital stock into or in connection with a tender or exchange offer, or recapitalization, restructuring, liquidation or dissolution so long as such action would not otherwise violate Section 3.4(a).

         3.5.  Listing  Application.  Tower agrees to promptly,  and in no event
               --------------------
later than five business days from the date hereof, submit a listing application to the NYSE with respect to the Shares and the Conversion Shares and Buyer shall be entitled to review and comment on such listing application and the submission of any other materials to the NYSE in connection with the listing of the Shares and the Conversion Shares. Tower shall use best efforts to cause the Shares and the Conversion Shares to be approved for listing on the NYSE and shall provide to Buyer evidence of such listing when approved and shall maintain the listing of the Common Stock on the NYSE.

                                   ARTICLE IV
                                 REPRESENTATIONS

         4.1.  Representations of Tower.  Tower represents and warrants to Buyer
               ------------------------
on the date hereof and upon the Closing as follows:

                  (a) Authorization. Tower has the requisite corporate power and
                      -------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Board of Directors of Tower and no other corporate proceedings on the part of Tower are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Tower and constitutes, assuming due authorization, execution and delivery of this Agreement by Buyer, a valid and binding obligation of Tower, enforceable against Tower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (b)  No Violations; Consents and Approvals.
                       -------------------------------------

                           (i) Except as set forth in Schedule  4.1(b)(i) of the
disclosure schedule of Tower attached hereto (the "Tower Disclosure Schedule"), neither the execution and delivery of this Agreement nor the performance by Tower of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Amended and Restated Articles of Incorporation or the by-laws of Tower; (B) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of Tower's stock option or other benefit plans, or any grant or award made under any of the foregoing; (C) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) or result in the creation of any Lien upon any properties of Tower or any of its Subsidiaries (other than Tower Permitted Liens) under any of the terms, conditions or provisions of, any note, mortgage, indenture, letter of credit, other evidence of indebtedness, franchise, permit, guarantee, license, lease or agreement or similar instrument or obligation to which Tower or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (D) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (ii) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which Tower or any of its Subsidiaries is subject, excluding from the foregoing clauses (B),
(C) and (D) such requirements, defaults, breaches, rights, violations or creations of such liens, security interests, charges or encumbrances (x) that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of Tower to perform its obligations hereunder or (y) that become applicable as a result of the business or activities in which Buyer or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, Buyer or any of its affiliates.

                           (ii)  Except as set forth in Schedule  4.1(b)(ii)  of
the Tower Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Tower or the performance by Tower of its obligations hereunder or under the Releases, except (A) the filing of the Supplementary Articles of Incorporation in accordance with the MGCL and (B) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the ability of Tower to perform its obligations hereunder or thereunder or (y) that became applicable as a result of the business or activities in which Buyer or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, Buyer or any of its affiliates.

                  (c) The representations and warranties set forth in Article III of the Merger Agreement (except for Sections 3.2, 3.3, 3.20, 3.21 and 3.25), the related disclosure schedule of Tower attached thereto and all definitions used in such Article III are incorporated by reference as if set forth in full in this Agreement; provided that the term "Agreement" when used in such provisions shall be deemed to refer to the Merger Agreement.

                  (d)  Authorization   and  Issuance   of  Capital  Stock.   The
                       --------------------------------------------------
authorization, issuance, sale and delivery of the Shares pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Conversion Shares have been duly authorized by all requisite corporate action on the part of Tower, and when issued, sold and delivered in accordance with this Agreement, the Shares and the Conversion Shares will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, will have been issued in compliance with the Securities Act and applicable state securities and "blue sky" laws, and will be free of any Liens and not subject to preemptive or similar rights of the stockholders of Tower or others.

                  (e)  Reservation  of Shares.  Tower has  reserved a sufficient
                       ----------------------
number of shares of Series A Preferred Stock for issuance to Buyer pursuant to this Agreement and a sufficient number of shares of Common Stock for issuance upon the conversion of the Series A Preferred Stock.

                  (f) State Takeover Statutes/REIT Ownership Restrictions. Tower
                      ---------------------------------------------------
has taken all action necessary to (i) exempt the transactions contemplated by this Agreement (including the acquisition of the Conversion Shares) from the operation or triggering of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or similar statute or regulation and (ii) provide that none of the Shares or Conversion Shares owned by Buyer or its affiliates shall be, while owned by Buyer and its affiliates, subject to any restrictions on the transfer or ownership of capital stock of Tower set forth in its charter (including, without limitation, article VII thereof, except to the extent that Buyer has represented, as to itself and its affiliates, otherwise in that certain representation letter delivered by Reckson to Tower dated the date hereof (the "Representation Letter")).

         4.2.  Representations  of Buyer. Buyer represents and warrants to Tower
               -------------------------
that:

                  (a) Authority and Power.  Buyer is a limited liability company
                      -------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has all power and authority to carry on its business as now conducted. Buyer has heretofore delivered or made available to Tower true and complete copies of its governing documents or other organizational documents of like import, as currently in effect.

                  (b) Authorization. Buyer has the requisite power and authority
                      -------------
to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action by Buyer and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer, and constitutes, assuming due authorization, execution and delivery of this Agreement by Tower, a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (c)  No Violation; Consents and Approvals.
                       ------------------------------------

                           (i) Except as set forth in Schedule  4.2(c)(i) of the
disclosure schedule of Buyer attached hereto (the "Buyer Disclosure Schedule"), neither the execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder will (A) conflict with or result in any breach of any provision of the certificate of formation or operating agreement (or other governing or organizational documents) of Buyer or (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of, any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (C) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection
(ii) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which Buyer or any of its Subsidiaries is subject, excluding from the foregoing clauses (B) and (C) such requirements, defaults, breaches, rights or violations
(x) that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder or (y) that became applicable as a result of the business or activities in which Tower or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining, to Tower or any of its affiliates.

                           (ii)  Except as set forth in Schedule  4.2(c)(ii)  of
the Buyer Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the other Transaction Agreements by Buyer or the performance by Buyer of its obligations hereunder, except such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (x) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and would not have a material adverse effect on the ability of Buyer to perform its obligations hereunder or (y) that became applicable as a result of the business or activities in which Tower or any of its affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, Tower or any of its affiliates.

                  (d)  Investment.  Buyer is  acquiring  the  Shares for its own
                       ----------
account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  (e)  Shares Not  Registered.  Buyer  understands  that (i) the
                       ----------------------
Shares have not been, and the Conversion Shares, when and if issued will not be, registered under the Securities Act by reason of their issuance by Tower in a transaction exempt from the registration requirements of the Securities Act and
(ii)  the  Shares  and  the  Conversion  Shares  may  not be  sold  unless  such disposition is registered under the Securities Act or is exempt from registration thereunder.

                  (f) Rule 144.  Buyer  further  understands  that the exemption
                      --------
from registration afforded by Rule 144 (the provisions of which are known to Buyer) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  (g) Accredited Investor. Buyer is an "Accredited Investor" (as
                      -------------------
defined in Rule 501(a) under the Securities Act).

                  (h) Legend.  Buyer agrees to the placement on the certificates
                      ------
representing Shares or Conversion Shares of the following legend:

                           "THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND IN COMPLIANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE MERGER AGREEMENT, DATED AS OF DECEMBER 7, 1998, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

Buyer will be entitled to exchange legended certificates for new certificates representing Shares or Conversion Shares, as the case may be, which certificates shall not contain the legend set forth above if (a) such Shares or Conversion Shares are sold or otherwise disposed of pursuant to a registration statement that is declared effective by the SEC or pursuant to Rule 144 under the Securities Act or (b) Buyer delivers a written opinion of counsel reasonably acceptable to the Company to the effect that such legend is not required by the applicable provisions of the Securities Act.

                                    ARTICLE V
                         MERGER TERMINATION ARRANGEMENTS

         5.1.  Payment  by  Buyer.  In the  event  that any  court of  competent
               ------------------
jurisdiction issues a final, non-appealable judgment determining that Buyer and Reckson (i) are, under the terms of the Merger Agreement, obligated to consummate the Merger but have failed to do so, or (ii) failed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions (as defined in the Merger Agreement), which actions or things are necessary for the satisfaction of the conditions set forth in Sections 6.1(d) or 6.1(e) of the Merger Agreement, or which actions or things are necessary for the Share Issuance Approval (excluding from the foregoing any actions which are not in violation of the Merger Agreement), then Buyer shall immediately return to Tower 75% of the Shares purchased (equivalent to $30,000,000 of purchase price) and retain the balance. The payment made pursuant to this Section 5.1 shall reduce by $30,000,000 the amount of damages otherwise payable by Buyer to Tower under any such judgment.

         5.2.  Payment  by  Tower.  In the  event  that any  court of  competent
               ------------------
jurisdiction issues a final, non-appealable judgment determining that Tower (i) is, under the terms of the Merger Agreement, obligated to consummate the Merger but has failed to do so, or (ii) failed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, which actions or things are necessary for the satisfaction of the conditions set forth in Sections 6.1(a) or 6.1(d) of the Merger Agreement (excluding from the foregoing any actions which are not in violation of the Merger Agreement), then Tower shall immediately pay to Buyer $30,000,000 in cash. The payment made pursuant to this Section 5.2 shall reduce by $30,000,000 the amount of damages otherwise payable by Tower to Buyer under any such judgment.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1.  Notices.  Except as  otherwise  provided in this  Agreement,  all
               -------
notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to Tower, to:

                                    Tower Realty Trust, Inc.
                                    292 Madison Avenue
                                    New York, New York  10017
                                    Telecopy:  (212) 448-1865
                                    Attention:  Chief Financial Officer

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022-9931
                                    Telecopy:  (212) 735-2000
                                    Attention:  Lou R. Kling, Esq.
                                                      Howard L. Ellin, Esq.

                           (ii)     if to Buyer, to:

                                    METROPOLITAN PARTNERS LLC
                                    c/o Reckson Associates Realty Corp.
                                    225 Broadhollow Road
                                    Melville, New York  11747
                                    Telecopy:  (516) 622-6788
                                    Attention: Jason M. Barnett, General Counsel

                                    with a copy to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York  10004-1980
                                    Telecopy:  (212) 859-4000
                                    Attention:  Stephen Fraidin, P.C.

                  All such notices, requests, consents and other communications shall be deemed to have been given when received.

         6.2. Expenses. Each of Tower and Buyer shall pay all costs and expenses
              --------
incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

         6.3. Transfer Taxes. Tower agrees that it will pay, and will hold Buyer
              --------------
harmless from any and all liability with respect to any stock transfer, documentary, stamp or other similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement, and that it will similarly pay and hold Buyer harmless from all such taxes in respect of the issuance of the Shares and the Conversion Shares to Buyer.

         6.4. Survival.  All representations and warranties made by Tower herein
              --------
and in any certificates delivered pursuant hereto, whether or not in connection with the Closing, shall not survive the Closing and the delivery of this Agreement and the delivery of the Shares.

         6.5.  No Third  Party  Beneficiaries.  This  Agreement  (including  the
               ------------------------------
documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights, duties, obligations or remedies hereunder.

         6.6. Exchanges; Lost, Stolen or Mutilated Certificates.  Upon surrender
              -------------------------------------------------
by Buyer to Tower of any certificate representing Shares or Conversion Shares purchased or acquired hereunder, Tower at its expense will, within five business days, issue in exchange therefor, and deliver to Buyer, a new certificate or certificates representing such Shares or Conversion Shares, in such denominations as may be requested by Buyer. Upon receipt of evidence reasonably satisfactory to Tower of the loss, theft, destruction or mutilation of any certificate representing any Shares or Conversion Shares purchased or acquired by Buyer hereunder, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Tower, or in case of any such mutilation, upon surrender and cancellation of such certificate, Tower at its expense will, within five business days, issue and deliver to Buyer a new certificate for such Shares or Conversion Shares of like tenor, in lieu of such lost, stolen or mutilated certificate.

         6.7.  Governing Law. This Agreement  shall be governed by and construed
               -------------
in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies. Each of Tower and Buyer hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement or the Transactions (and agrees not to commence litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

         6.8.  Captions.  The  descriptive  headings of the various  sections or
               --------
parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         6.9. No Finders or Brokers.  Except for Merrill Lynch, Pierce, Fenner &
              ---------------------
Smith Incorporated, whose fee will be paid by Tower, and except for Salomon Smith Barney, Inc., whose fee will be paid by Reckson, there is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, either of the parties hereto or their respective affiliates that would be entitled to any fee or commission from either of the parties hereto or their respective affiliates upon consummation of the transactions contemplated hereby.

         6.10.  Amendment and Waiver.
                --------------------

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all the parties hereto, and (ii) only in the specific instance and for the specific purpose for which it is made or given.

         6.11.  Further  Assurances.  At any time or from time to time after the
                -------------------
Closing, Buyer, on one hand, and Tower, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

         6.12.  Successors and Assigns.  This Agreement  shall bind and inure to
                ----------------------
the benefit of Tower and Buyer and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement may not be assigned by either party. Any purported assignment in violation of this Agreement shall be null and void. Notwithstanding the foregoing, Buyer may assign this Agreement to a Subsidiary, and upon any such assignment, such assignee shall have and be able to exercise all the rights of Buyer hereunder.

         6.13.  Severability.  If any one or more  of the  provisions  contained
                ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         6.14.  Representation Letter. Tower's representations are predicated on
                ---------------------
the accuracy and completeness of the Representation Letter.

         6.15. Entire Agreement.  This Agreement,  the Representation Letter and
               ----------------
the other Transaction Agreements, together with the exhibits and schedules hereto and thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein or in the Transaction Agreements. This Agreement and the other Transaction Agreements, together with the exhibits and schedules hereto and thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         6.16.  Variations in Pronouns.  All pronouns and any variations thereof
                ----------------------
refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         6.17.  Counterparts.  This  Agreement  may be  executed  in one or more
                ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Agreement as of the date first written above.

                                      TOWER REALTY TRUST, INC.



                                      By:  /s/ Lester S. Garfinkel
                                          --------------------------------------
                                          Name:
                                          Title:


                                      METROPOLITAN PARTNERS LLC

                                      By:  Reckson Operating Partnership, L.P.,
                                           a member

                                      By:  Reckson Associates Realty Corp.,
                                           its sole general partner



                                      By:   /s/ Scott H. Rechler
                                           -------------------------------------
                                           Name:
                                           Title:

                                                              Exhibit A

                            TOWER REALTY TRUST, INC.

                             ARTICLES SUPPLEMENTARY

                $40 MILLION SERIES A CONVERTIBLE PREFERRED SHARES
                    (LIQUIDATION PREFERENCE $18.44 PER SHARE)


          Tower Realty Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Under a power contained in Article VI of the charter of the Corporation (together with these Articles Supplementary herein called the "Charter"), the board of directors of the Corporation (the "Board of Directors"), at a meeting duly convened and held on December 7, 1998, in accordance with the Agreement and Plan of Merger, dated as of December 8, 1998, by and among the Corporation, Reckson Associates Realty Corp., a Maryland corporation, and Metropolitan Partners LLC, a Delaware limited liability company (the "Merger Agreement"), adopted resolutions classifying and designating 2,169,197 shares (the "Shares") of its Preferred Stock, par value $.01 per share (as defined in the Charter), into a class designated Series A Convertible Preferred Stock, par value $.01 per share, liquida tion preference $18.44 per share, and has provided for the issuance of such class.

          SECOND: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of such class of Preferred Stock, which upon any restatement of the Charter shall be deemed to be part of Article VI of the Charter, are as follows:

                            SERIES A PREFERRED STOCK

          Section 1. Number of Shares and Designation. A series of Preferred Stock of the Corporation, designated as Series A Convertible Preferred Stock, par value $.01 per share, liquidation preference $18.44 per share (the "Series A Preferred Shares"), is hereby established. The number of shares of Preferred Stock constituting such series shall be 2,169,197.

          Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated below:

          "Board of Directors" shall mean the Board of Directors of the Corpo ration or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

          "Common Shares" shall mean the common stock of the Corporation, par value $.01 per share.

          "Constituent Person" shall have the meaning set forth in paragraph
     (e) of Section 7 hereof.

          "Conversion Price" shall mean the conversion price per Common Share for which the Series A Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial conversion price shall be $18.44 per share (equivalent to an initial conversion rate of 1 Common Share for each Series A Preferred Share).

          "Current Market Price" of publicly traded Common Shares or any other class of shares or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities ex change on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market System ("NASDAQ") or, if such security is not quoted on NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer of the Corporation or the Board of Directors.

          "Dividend Payment Date" shall mean the first calendar day of Janu ary, April, July and October, in each year, commencing on January 1, 1999; provided, however that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commenc ing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period other than (a) the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1998 and (b) if the Triggering Date occurs on a date other than January 1, April 1, July 1 or October 1 (the "quarter dates"), the period from the immediately prior quarter date to the Trigger Date and the period from and including the Trigger Date to the immediately succeeding quarter date.

          "Fair Market Value" shall mean the average of the daily Current Market Prices per Common Share during the ten (10) consecutive Trading Days commencing on the 12th Trading Day prior to the date of any determina tion of Fair Market Value.

          "Issue Date" shall mean the first date on which any Series A Preferred Shares are issued and sold.

          "Junior Shares" shall mean the Common Shares and any other class or series of shares of the Corporation constituting junior stock within the meaning set forth in paragraph (c) of Section 9 hereof.

          "Liquidation Preference" shall have the meaning set forth in para graph (a) of Section 4 hereof.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 7, 1998, by and among the Corporation, Reckson Associates Realty Corp., a Maryland corporation, Reckson Operating Limited Partnership, a Delaware limited partnership ("Reckson OP"), and Metropoli tan Partners LLC, a Delaware limited liability company.

          "Non-Electing Share" shall have the meaning set forth in paragraph
     (e) of Section 7 hereof.

          "Parity Shares" shall have the meaning set forth in paragraph (b) (i) of Section 9 hereof.

          "Person" shall mean any individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Press Release" shall have the meaning set forth in paragraph (b) of
     Section 5 hereof.

          "Redemption Date" shall have the meaning set forth in paragraph (b) of Section 5 hereof.

          "Securities" shall have the meaning set forth in paragraph (d)(iii) of Section 7 hereof.

          "Series A Preferred Shares" shall have the meaning set forth in
     Section 1 hereof.

          "Set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Corporation in its account ing ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of a dividend or other distribution by the Board of Direc tors, the allocation of funds to be so paid on any series or class of shares of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on NASDAQ, or if such securities are not quoted on NASDAQ, in the applicable securities market in which the securities are traded.

          "Transaction" shall have the meaning set forth in paragraph (e) of
     Section 7 hereof.

          "Transfer Agent" shall mean such agent or agents of the Corporation as may be designated by the Board of Directors or its designee as the transfer agent for the Series A Preferred Shares.

          "Trigger Date" shall mean the date of termination of the Merger Agreement.

          Section 3. Dividends. (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of assets legally available for that purpose, dividends payable in cash (i) after the Trigger Date, at a rate per annum equal to 10% of the Liquidation Preference per Series A Preferred Share held and (ii) prior to the Trigger Date, in a per share amount equal to the annual per share amount of dividends payable in respect of the Common Shares into which such holder's Series A Preferred Shares would convert at such time had the Trigger Date already occurred ("Annual Dividend Rate"). Such dividends shall be cumulative only after the Trigger Date, whether or not there shall be assets of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Corporation, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date of any such Dividend Period. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Shares, as they appear in the stock records of the Corporation at the close of business on the applicable record dates, which shall be such date designated by the Board of Directors for the payment of dividends that is not more than 30 days nor less than 10 days preceding the applicable Dividend Payment Date (the "Dividend Payment Record Date"), as shall be fixed by the Board of Directors. For the initial Dividend Period, the Dividend Payment Record Date shall be December 8, 1998. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (b) (i) The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, the Dividend Periods immediately before and after the Trigger Date or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of twelve 30-day months and a 360-day year. If the Trigger Date occurs on other than a quarter date, then holders of Series A Preferred Shares shall be entitled to pro rata dividends, at the applicable Annual Dividend Rate, in respect of the Dividend Period immediately preceding and immediately following the Trigger Date. Such dividends shall be payable to holders of record of Series A Preferred Shares on the next Dividend Payment Date. After the Trigger Date, Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

               (ii) Between the Issue Date and the Trigger Date, dividends for the Series A Preferred Shares for each Dividend Period shall be paid simulta neously with and in the same amount per share as the dividends that would be payable on the shares of Common Stock into which each share of Series A Preferred Shares would convert at such time, had the Trigger Date already occurred.

          Section 4. Liquidation Preference. (a) In the event of any liquida tion, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive Eighteen and Forty-Four One-Hundredths Dollars ($18.44) per Series A Preferred Share (the "Liquidation Preference") plus an amount equal to all dividends (whether or not earned or de clared) accrued and unpaid thereon commencing on the Trigger Date to the date of final distribution to such holder, but such holders of Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involun tary, of the Corporation.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of the Corporation ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respec tive terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

          Section 5. Redemption at the Option of the Corporation. (a) The Corporation, at its option, may redeem the Series A Preferred Shares, in whole or in part at any time, or from time to time, subject to Section 5(b), (i) within 120 days after the Trigger Date; and (ii) at any time after the fourth anniversary of the Issue Date, in such case, at a redemption price equal to the aggregate Liquidation Prefer ence of the Series A Preferred Shares being redeemed, plus the amounts indicated in Section 5(b) hereof.

          (b) (i) Upon any redemption of the Series A Preferred Shares pursuant to this Section 5, the Corporation shall pay all accrued and unpaid divi dends, if any, from the Trigger Date to the date fixed for redemption (the "Redemp tion Date"), without interest. If the Redemption Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corre sponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption. In order to exercise its redemp tion option, the Corporation shall mail a notice of redemption to the holders of Series A Preferred Shares in accordance with Section 5(d) hereof, and, if required by law, issue a press release announcing the redemption (the "Press Release"). The Redemp tion Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation mails the notice of redemption provided, however, that in the case of a redemption pursuant to clause (i) of subsection (a), the Corporation shall give notice of its intention to redeem the Series A Preferred Shares on or before the 60th day following the Trigger Date (and in no event less than 10 days prior to the Redemption Date) and shall, subject to clause (b)(ii) below, consummate such redemption on or before the 60th day following the date on which the Corporation mails the notice of redemption. The Corporation may not withdraw or revoke any notice of redemption.

               (ii) In the case of notice of redemption delivered pursuant to clause (i) of subsection (a), the holders of the Series A Preferred Shares shall have the right to postpone the proposed Redemption Date by up to 45 days by delivery to the Corporation, within five business days after the Company provides a notice of redemption, a notice (the "Tolling Notice") requesting such postponement. The delivery of a Tolling Notice will postpone the Redemption Date by the requested number of days and, if the new Redemption Date is more than 90 days after the Trigger Date, will extend the date by which the redemption must be consummated to the later of (I) the 60th day following the date on which the Corporation mails the notice of redemption and (II) the 30th day following the new Redemption Date. The holders of Series A Preferred shall have the right to deliver only one Tolling Notice.

          (c) If full cumulative dividends on the Series A Preferred Shares, commencing as of the date provided in Section 3(a), and any other class or series of Parity Shares of the Corporation have not been authorized and paid or authorized and set apart for payment, the Series A Preferred Shares or Parity Shares may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire the Series A Preferred Shares or any Parity Shares, other than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or Parity Shares, as the case may be.

          (d) If the Corporation shall redeem shares of Series A Preferred Shares pursuant to paragraph (a) of this Section 5, notice of such redemption shall be given to each holder of record of the Series A Preferred Shares to be redeemed; provided that in the event the Corporation issues the Press Release, such notice shall be given not more than four Business Days after the date on which the Corporation issues the Press Release. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or, if required by law, by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of national circulation. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the Series A Preferred Shares to be redeemed. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed or published notice shall state, as appropriate: (1) the Redemption Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be re deemed, the number of such Series A Preferred Shares to be redeemed from such holder; (3) the place or places at which certificates for such Series A Preferred Shares are to be surrendered for certificates representing Common Shares; (4) the Conver sion Price and (5) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, from and after the Redemption Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Corporation, including, without limita tion, the conversion rights, shall cease (except the right to receive the amount payable upon surrender and endorsement of certificates representing Series A Preferred Shares for redemption). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, any cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. At the close of business on the Redemption Date, each holder of Series A Preferred Shares to be redeemed (unless the Corporation defaults in the delivery of the cash payable on such Redemption Date) shall cease to have any rights with respect to such Series A Preferred Shares, regardless of whether such holder has surrendered the certificates representing the Series A Preferred Shares. No interest shall accrue for the benefit of each holder of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemp tion shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable after the surrender in accordance with said notice of the certificates for any such Series A Preferred Shares so re deemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such Series A Preferred Shares shall be exchanged for any cash (without interest thereon) for which such Series A Preferred Shares have been redeemed. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed shall be selected by the Corporation from the outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed Series A Preferred Shares shall be issued without cost to the holder thereof.

          Section 6. Reacquired Shares to Be Retired.

          All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          Section 7. Conversion.

          Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

          (a) Subject to and upon compliance with the provisions of this
Section 7, a holder of Series A Preferred Shares shall have the right, at his or her option, at any time following the Trigger Date, to convert, in whole or in part, such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such Series A Preferred Shares to be converted by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 7) by surrendering such Series A Preferred Shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this
Section 7; provided, however, that the right to convert Series A Preferred Shares called for redemption pursuant to Section 5 hereof shall terminate at the close of business three (3) Business Days prior to the Redemption Date fixed for such redemption, unless the Corporation shall default in making payment of any cash payable upon such redemption under Section 5 hereof.

          (b) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such Series A Preferred Share, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such Series A Preferred Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, in which case the Corporation shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of Series A Preferred Shares at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such Series A Preferred Shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Payment Record Date and prior to such Dividend Payment Date. A holder of Series A Preferred Shares on a Dividend Payment Record Date who (or whose transferees) tenders any such Series A Preferred Shares for conversion into Common Shares on such Divi dend Payment Date will receive the dividend payable by the Corporation on such Series A Preferred Shares on such date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Series A Preferred Shares or for dividends on the Common Shares issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 7.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates representing Series A Preferred Shares shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates representing Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such Series A Preferred Shares shall have been surren dered and such notice received by the Corporation.

          (c) No fractional shares or scrip representing fractions of Com mon Shares shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series A Preferred Share, the Corporation shall pay to the holder of such Series A Preferred Share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one Series A Preferred Share shall be surren dered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

          (d) The Conversion Price shall be adjusted from time to time as follows:


               (i) If the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Shares in the form of Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any equity securities by reclassification of its Common Shares (other than any reclassification by way of merger or binding share exchange that is subject to Section 7(e)), then the Conversion Price in effect at the opening of business on the day following the date fixed for the determi nation of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivi sion, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Com mon Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Shares been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph
          (i) shall become effective immediately after the opening of business on the day next following such record date (subject to paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

               (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share less than the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next follow ing such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the record date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the record date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Shares would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of Common Shares outstanding on the close of business on the record date fixed for such determination and (B) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall became effective immediately after the opening of business on the day next following such record date (subject to paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than such Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Corporation's Board of Directors, whose determination shall be conclusive.

               (iii) If the Corporation shall distribute to all holders of its Common Shares any equity securities of the Corporation (other than Com mon Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) called the "Securities"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date men tioned below less the then fair market value (as determined by the Corpora tion's Board of Directors, whose determination shall be conclusive) of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denomi nator of which shall be the Fair Market Value per share of the Common Shares on the record date mentioned below. Such adjustment shall become effective immediately upon the opening of business on the day next following (subject to paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is required to be distributed with each Common Share delivered to a Person converting a Series A Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a Person converting a Series A Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securi ties), a distribution of such Securities shall be deemed to have occurred, and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

               The occurrence of a distribution or the occurrence of any other event as a result of which holders of Series A Preferred Shares shall not be entitled to receive rights, including exchange rights (the "Rights") pursuant to any shareholders' protective rights agreement (the "Agreement") that may be adopted by the Corporation such that the holders thereunder shall be deemed to have converted such shares into Common Shares immediately prior to the occurrence of such distribution or event, shall not be deemed a distribution of Securities for the purposes of any Conversion Price adjustment pursuant to this subparagraph (iii) or otherwise give rise to any Conversion Price adjust ment pursuant to this Section 7; provided, however, that in lieu of any adjustment to the Conversion Price as a result of any such a distribution or occurrence, the Corporation shall make provision so that Rights, to the extent issuable at the time of conversion of any Series A Preferred Shares into Common Shares, shall issue and attach to such Common Shares then issued upon conversion in the amount and manner and to the extent and as provided in the Agreement in respect of issuances at the time of Common Shares other than upon conversion.

               (iv) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments that by reason of this subparagraph (iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accor dance with the provisions of this Section 7 (other than this subparagraph (iv)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Com mon Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Shares under such plan. All calcula tions under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addi tion to those required by this paragraph (d), as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its shareholders shall not be taxable.

          (e) If the Corporation shall be a party to any transaction (includ ing, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this
Section 7 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share that is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon such Transac tion by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert their Series A Preferred Shares into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f) If:

          (i) the Corporation shall declare a dividend (or any other distribu tion) on the Common Shares (other than in cash); or

          (ii) the Corporation shall authorize the granting to the holders of the Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class of equity securities of the Corporation or any other rights or warrants (other than Rights to which the second paragraph of subparagraph (d)(iii) of this Section 7 applies); or

          (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph (d) (i) of this Section 7 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Shares into securities or other property, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Shares, or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety and for which approval of any shareholders of the Corporation is required; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the Series A Preferred Shares at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjust ment of the Conversion Price to the holder of each Series A Preferred Share at such holder's last address as shown on the stock records of the Corporation.

          (h) In any case in which paragraph (d) of this Section 7 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event
(A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this
Section 7.

          (i) There shall be no adjustment of the Conversion Price in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Corporation shall take any action affecting the Common Shares, other than action described in this Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the Series A Preferred Shares, the Conversion Price for the Series A Preferred Shares shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, determines to be equitable in the circumstances.

          (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conver sion of all outstanding Series A Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliver able upon the conversion of all outstanding shares of Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation further covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series A Preferred Shares, the Corporation shall take any corporate action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Conversion Price.

          The Corporation shall list the Common Shares required to be deliv ered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

          Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Shares, the Corpora tion shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

          (l) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series A Preferred Shares pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any Common Shares or other securities or property in a name other than that of the record holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

          Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation's total liabilities.

          Section 9. Ranking.

          (a) No class or series of shares of the Corporation shall be deemed to rank in preference or priority to the Series A Preferred Shares, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up;

          (b) Any class or series of shares of the Corporation shall be deemed to rank:

          (i) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemp tion or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of stock or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distribut able upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

          (ii) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock or series, and such stock or series shall not in either case rank prior to the Series A Preferred Shares.

          Section 10. Voting.

          (a) Other than as required by law (except to the extent that applicable law permits the charter to provide otherwise) or paragraph (b) of this Section 10, the Series A Preferred Shares shall not have any voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

          (b) In addition, but only following the Trigger Date, whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock at the time outstanding shall be cumulatively in arrears for six consecutive Dividend Periods, the holders of all shares of Series A Preferred Stock and any shares of Parity Shares upon which like voting rights have been conferred and are exercisable (the Series A Preferred Stock and any such Parity Shares, collectively for purposes of this Section 10, the "Defaulted Preferred Stock") shall be entitled to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders, and at each subsequent annual meeting of stockholders; provided, however, the holders of shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (c) and (d) of this Section 10. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two, and the vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinaf ter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated and unpaid on the Series A Preferred Stock shall have been paid or declared and funds set aside in full, at which time such right shall terminate, except as herein expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

          (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stock holders held for the purpose of electing directors, and thereafter at such meeting or by the written consent of such holders pursuant to Section 2-505 of the Maryland General Corporation Law.

          (d) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of the holders of record of 25% of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the principal executive office of the Corporation or at such other place as may be designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then holders of record of 25% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for special meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation's Transfer Agent for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (e) Subject to the provisions hereof, the directors elected pursuant to this section shall serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Subject to applicable law, any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock entitled to vote in such election of directors, voting as a separate class, without regard to series, at a meeting called for such purpose or by written consent pursuant to Section 2-505 of the MGCL and the Charter and By-laws of the Corporation. If the position of any director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, becomes vacant by reason of death, resignation, retirement, disqualification or removal or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, may choose a successor who shall serve for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, shall terminate immediately. Whenever the terms of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, without respect to series, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as provided for in the Corporation's By-laws irrespective of any increase made pursuant to the provisions of this Section 10.

          Section 11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

          Section 12. Restrictions on Ownership and Transfer. The Series A Preferred Shares constitute Preferred Stock, and Preferred Stock constitutes Equity Stock of the Corporation. Therefore, the Series A Preferred Shares, being Equity Stock, are governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Equity Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Articles VI and VII of the Charter applicable to Equity Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Shares of any other term or provision of the Charter.

          Section 13. Legend. Each certificate shall bear substantially the following legend:

          "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information re quired by Section 2-211(b) of the Corporations and Associa tions Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and condi tions of redemption of the shares of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences be tween the shares of each series to the extent they have been set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Cor poration (the "Charter"), a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its princi pal office or to the Transfer Agent. All capitalized terms in this legend have the meanings ascribed to them in the Charter.

          "The shares represented by this certificate are subject to re strictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% of the number or value of outstanding shares of any class of Equity Stock (or, in the case of a Look-Through Entity, in excess of 15% of the number or value of outstanding shares of any class of Equity Stock), (ii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iii) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856 (h) of the Code, or
          (iv) Con structively Own shares of Equity Stock that would cause the Corporation to Constructively Own 9.9% or more of the own ership interests in a tenant of the Corporation's, the Operating Partnership's or a Subsidiary's real property, within the mean ing of
          Section 856 (d) (2) (B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immedi ately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust."

          THIRD: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

          FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          FIFTH: Each of the undersigned acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          SIXTH: In accordance with Section 1-301(a)(2) of the Maryland General Corporation Law, the Board of Directors of the Corporation has authorized, by resolution duly adopted at a meeting of the Board of Directors on December 7, 1998, Lester S. Garfinkel, Chief Financial Officer of the Corporation, to witness and attest Articles Supplementary.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Presi dent and (in accordance with paragraph FIFTH herein) Lester S. Garfinkel, Chief Financial Officer of the Corporation, to attest these Articles Supplementary on this 8th day of December, 1998.

                                  Tower Realty Trust, Inc.

                                  BY:  /s/Robert L. Cox
                                       ----------------------- (SEAL)
                                       Robert L. Cox
                                       President




ATTEST:


/s/Lester S. Garfinkel
-------------------------
Lester S. Garfinkel
Chief Financial Officer